POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints Jay T. Oliphant or Jay M.
Puchir, the undersigned's true and lawful attorney-in-fact to:

	(1)	execute for and on behalf of the undersigned,
in the undersigned's capacity as a Director and/or
Executive Officer of Ecoark Holdings, Inc. (the
"Company"), Forms 3, 4 and 5 in accordance with Section
16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder(the "Exchange Act");

	(2)	do and perform any and all acts for and on
behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange
Commission and any stock exchange or similar authority;
and

	(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.

	The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of February, 2017.

Troy D. Richards			/s/ Troy D. Richards
Typed or Printed Name		Signature





	On this the 27th day of February, 2017, before me personally came Troy D. Richards, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

	WITNESS my hand and official seal.


					/s/ Kristin P. Fenley
					Kristin P. Fenley
					(Printed Name of Notary Public)

[NOTARIAL SEAL]

My commission expires:

12/21/2017



4825-3090-1315.1

4825-8726-8929.1